Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-24916) pertaining to the 401(k) Investment Program of Federal-Mogul Corporation of our report dated June 26, 2006, with respect to the financial statements and schedule of the Federal-Mogul Corporation 401(k) Investment Program included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Detroit, Michigan

June 26, 2006